Exhibit 99.(a)(9)

AMENDMENT

Dated:	December 8, 2011
To be Effective:	January 1, 2012

TO

MORGAN STANLEY FOCUS GROWTH FUND

DECLARATION OF TRUST

DATED

April 6, 1987

MORGAN STANLEY FOCUS GROWTH FUND

AMENDMENT TO THE DECLARATION OF TRUST

WHEREAS, Morgan Stanley Focus Growth Fund (the “Trust”) was established by the Declaration of Trust dated April 6, 1987, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders for any purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable;

WHEREAS, the Trustees of the Trust have deemed it advisable to amend the Declaration to reflect a change in the registered agent of the Trust;

WHEREAS, the Trustees of the Trust have deemed it advisable to amend the Declaration to add a provision to the Declaration setting forth the principal place of business of the Trust; and

WHEREAS, the Trustees of the Trust have deemed it advisable to amend the Declaration to reflect the current Trustees of the Trust;

NOW, THEREFORE:

I.  Section 11.2 of Article XI of the Declaration is hereby amended so that it shall read in its entirety as follows:

Section 11.2.  Resident Agent.  CT Corporation System, 155 Federal Street, Suite 700, Boston, Massachusetts 02110 is the resident agent of the Trust in the Commonwealth of Massachusetts.

II.  Section 11.8 is hereby added to Article XI of the Declaration and shall read in its entirety as follows:

Section 11.8.  Principal Place of Business.  The principal place of business of the Trust shall be 522 Fifth Avenue, New York, New York 10036, or such other location as the Trustees may designate from time to time.

III.  The Trustees of the Trust are:

Frank L. Bowman	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

Michael Bozic	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

Kathleen A. Dennis	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

James F. Higgins	c/o Morgan Stanley Services Company Inc.
Harborside Financial Center 201 Plaza Two
Jersey City, NJ 07311

Dr. Manuel H. Johnson	c/o Johnson Smick Group, Inc.
888 16th Street, N.W., Suite 740
Washington, D.C. 20006

Joseph J. Kearns	c/o Kearns & Associates LLC
PMB754, 22631 Pacific Coast Highway
Malibu, CA 90265

Michael F. Klein	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

Michael E. Nugent	c/o Triumph Capital, L.P.
445 Park Avenue
New York, NY 10022

W. Allen Reed	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036

Fergus Reid	c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564

IV.  The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

V.  The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

VI.  This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 8th day of December, 2011.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually	Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Dr. Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees	888 16th Street, N.W., Suite 740
1177 Avenue of the Americas	Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins	/s/ Joseph J. Kearns
James F. Higgins, as Trustee, and not individually	Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Services Company Inc.	c/o Kearns & Associates LLC
Harborside Financial Center 201 Plaza Two	PMB754, 22631 Pacific Coast Highway
Jersey City, NJ 07311	Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually	Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Triumph Capital, L.P.
Counsel to the Independent Trustees	445 Park Avenue
1177 Avenue of the Americas	New York, NY 10022
New York, NY 10036

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed, as Trustee, and not individually	Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Joe Pietryka, Inc.
Counsel to the Independent Trustees	85 Charles Colman Blvd.
1177 Avenue of the Americas	Pawling, NY 12564
New York, NY 10036

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Focus Growth Fund (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on December 8, 2011 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on January 1, 2012 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 8th day of December, 2011

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

December 22, 2011 04:18 PM

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth